Citigroup Global Markets Holdings Inc.	March 20, 2020 Medium-Term Senior Notes, Series N Pricing Supplement No. 2020-USNCH3950 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-224495 and 333-224495-03

391,000 Contingent Income Callable Securities Due March 23, 2023

Based on the Worst Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Overview

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. The securities offer the potential for quarterly contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. In exchange for this higher potential yield, you must be willing to accept the risks that (i) your actual yield may be lower than the yield on our conventional debt securities of the same maturity because you may not receive one or more, or any, contingent coupon payments; (ii) your actual yield may be negative because your payment at maturity may be significantly less than the stated principal amount of your securities and possibly zero. These risks will depend on the performance of the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust (each, the “underlying shares”), as described below. You will be subject to risks associated with each of the underlying shares and will be negatively affected by adverse movements in any one of the underlying shares regardless of the performance of the other underlying shares. Although you will be exposed to downside risk with respect to the worst performing underlying shares, you will not participate in any appreciation of any underlying shares or receive any dividends paid on any underlying shares.
▪	We have the right to call the securities for mandatory redemption on any potential redemption date prior to the maturity date.
▪	Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any payments due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.
KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.

Underlying shares:	Underlying shares	Initial share price*	Downside threshold price**	Coupon barrier price***
	Shares of iShares® MSCI EAFE ETF (ticker symbol: “EFA”)	$47.05	$28.230	$32.935
	Shares of iShares® Russell 2000 ETF (ticker symbol: “IWM”)	$101.40	$60.840	$70.980
	Shares of SPDR® S&P 500® ETF Trust (ticker symbol: “SPY”)	$228.80	$137.280	$160.160

The iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust are each an “underlying share issuer” or “ETF.”

* The closing price of the applicable underlying shares on the pricing date

** For each of the underlying shares, 60% of the applicable initial share price

*** For each of the underlying shares, 70% of the applicable initial share price

Aggregate stated principal amount:	$3,910,000
Stated principal amount:	$10 per security
Pricing date:	March 20, 2020
Issue date:	March 25, 2020. See “Supplemental Plan of Distribution” in this pricing supplement for additional information.
Valuation dates:	June 22, 2020, September 21, 2020, December 21, 2020, March 22, 2021, June 21, 2021, September 20, 2021, December 20, 2021, March 21, 2022, June 20, 2022, September 20, 2022, December 20, 2022 and March 20, 2023 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day for any of the underlying shares or if certain market disruption events occur with respect to any of the underlying shares.
Maturity date:	Unless earlier redeemed by us, March 23, 2023
Contingent coupon payment dates:	For each valuation date, the third business day after such valuation date, except that the contingent coupon payment date for the final valuation date will be the maturity date.
Contingent coupon:	On each quarterly contingent coupon payment date, unless previously redeemed by us, the securities will pay a contingent coupon equal to 4.25% of the stated principal amount of the securities (approximately 17.00% per annum) if and only if the closing price of the worst performing underlying shares on the related valuation date is greater than or equal to the applicable coupon barrier price. If the closing price of the worst performing underlying shares on any quarterly valuation date is less than the applicable coupon barrier price, you will not receive any contingent coupon payment on the related contingent coupon payment date.
Payment at maturity:

Unless earlier redeemed by us, for each $10 stated principal amount security you hold at maturity, you will receive cash in an amount determined as follows (in addition to the final contingent coupon payment, if any):

▪  If the final share price of the worst performing underlying shares on the final valuation date is greater than or equal to the applicable downside threshold price: $10

▪  If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable downside threshold price: $10 + ($10 × the share return of the worst performing underlying shares on the final valuation date)

If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable downside threshold price, you will receive less, and possibly significantly less, than 60.00% of the stated principal amount of your securities at maturity.

Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee	Proceeds to issuer(4)
Per security:	$10.00	$0.15(2)	$9.80
$0.05(3)
Total:	$3,910,000.00	$78,200.00	$3,831,800.00

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $8.864 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of up to $0.20 for each $10 security sold in this offering. The total underwriting fee and proceeds to issuer in the table above give effect to the actual total underwriting fee. Certain selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from CGMI a variable selling concession of up to $0.15 for each $10 security they sell. Additionally, it is possible that CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by CGMI of up to $0.05 for each security.

(4) The per security proceeds to issuer indicated above represent the minimum per security proceeds to issuer for any security, assuming the maximum per security underwriting fee. As noted above, the underwriting fee is variable.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-8.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-04-08 dated February 15, 2019   Underlying Supplement No. 8 dated February 21, 2019

Prospectus Supplement and Prospectus each dated May 14, 2018

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

391,000 Contingent Income Callable Securities Due March 23, 2023

Based on the Worst Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

KEY TERMS (continued)
Redemption:	We may call the securities, in whole and not in part, for mandatory redemption on any potential redemption date upon not less than three business days’ notice. Following an exercise of our call right, you will receive for each security you then hold an amount in cash equal to the early redemption payment. If the securities are redeemed, no further payments will be made.
Potential redemption dates:	The contingent coupon payment dates related to the valuation dates beginning in June 2020 and ending in December 2022
Early redemption payment:	The stated principal amount of $10 per security plus the related contingent coupon payment, if any
Final share price:	For each of the underlying shares, the applicable closing price on the final valuation date
Share return:	For each of the underlying shares on any valuation date, (i) its final share price minus its initial share price, divided by (ii) its initial share price
Worst performing underlying shares:	For any valuation date, the underlying shares with the lowest share return on that valuation date
CUSIP / ISIN:	17327U590 / US17327U5902

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect whether you receive a contingent coupon payment on a contingent coupon payment date as well as your payment at maturity, such as market disruption events and other events affecting the underlying shares. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” and “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting, Liquidation or Termination of an Underlying ETF,” and not in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding the underlying shares that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Dilution and Reorganization Adjustments. The initial share price and the downside threshold price applicable to each of the underlying shares are each a “Relevant Value” for purposes of the section “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial share price and the downside threshold price applicable to each of the underlying shares are each subject to adjustment upon the occurrence of any of the events described in that section.

Investment Summary

The securities provide an opportunity for investors to earn a quarterly contingent coupon payment, which is an amount equal to $0.425 (4.25% of the stated principal amount) per security, with respect to each quarterly valuation date on which the closing price of the worst performing underlying shares on that valuation date is greater than or equal to 70% of the applicable initial share price, which we refer to as the applicable coupon barrier price. The worst performing underlying shares on any valuation date are the underlying shares with the lowest closing price on that valuation date as a percentage of the applicable initial share price, which we refer to as the applicable share return on that valuation date. The quarterly contingent coupon payment, if any, will be payable quarterly on the relevant contingent coupon payment date, which is the third business day after the related valuation date or, in the case of the quarterly contingent coupon payment, if any, with respect to the final valuation date, the maturity date. If the closing price of the worst performing underlying shares on any valuation date is less than the applicable coupon barrier price, investors will receive no quarterly contingent coupon payment for the related quarterly period. It is possible that the closing price of the worst performing underlying shares could be below the applicable coupon barrier price on most or all of the valuation dates so that you will receive few or no quarterly contingent coupon payments. We refer to these payments as contingent because there is no guarantee that you will receive a payment on any contingent coupon payment date. Even if the closing price of the worst performing underlying shares was at or above the applicable coupon barrier price on some quarterly valuation dates, the closing price of the worst performing underlying shares may fluctuate below the applicable coupon barrier price on others.

We may call the securities, in whole and not in part, for mandatory redemption on any potential redemption date upon not less than three business days’ notice for an early redemption payment equal to the stated principal amount plus the quarterly contingent coupon payment, if any, due on that contingent coupon payment date. Thus, the term of the securities may be limited to three months. If we redeem the securities prior to maturity, you will not receive any additional contingent coupon payments. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk. If we redeem the securities prior to maturity, it is likely to be at a time when the underlying shares are performing in a manner that would otherwise have been favorable to you. On the other hand, we will be less likely to redeem the securities when the underlying shares are performing unfavorably from your perspective, including when

March 2020	PS-2

Citigroup Global Markets Holdings Inc.

391,000 Contingent Income Callable Securities Due March 23, 2023

Based on the Worst Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

the closing price of any of the underlying shares is below its respective coupon barrier price and/or when the final share price of any of the underlying shares is expected to be below its respective downside threshold price, such that you will receive no quarterly contingent coupon payments and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Thus, if we do not redeem the securities prior to maturity, it is more likely that you will receive few or no quarterly contingent coupon payments and suffer a significant loss at maturity.

If the securities have not previously been redeemed by us and the final share price of the worst performing underlying shares is greater than or equal to its downside threshold price, you will be repaid the stated principal amount of your securities at maturity. However, if the securities have not previously been redeemed by us and the final share price of the worst performing underlying shares is less than its downside threshold price, investors will be exposed to the decline in the closing price of the worst performing underlying shares, as compared to its initial share price, on a 1-to-1 basis. Under these circumstances, the payment at maturity will be (i) the stated principal amount plus (ii) (a) the stated principal amount times (b) the share return of the worst performing underlying shares, which means that the payment at maturity will be less than 60% of the stated principal amount of the securities and could be zero.

Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of receiving few or no quarterly contingent coupon payments over the term of the securities. The stated payments on the securities are based solely on the performance of the worst performing underlying shares on each valuation date. As a result, investors will be negatively affected by adverse movements in any one of the underlying shares, regardless of the performance of the others. In addition, investors will not participate in any appreciation of any of the underlying shares.

Key Investment Rationale

The securities offer investors an opportunity to earn a quarterly contingent coupon payment equal to 4.25% of the stated principal amount with respect to each valuation date on which the closing price of the worst performing underlying shares on that valuation date is greater than or equal to 70% of the applicable initial share price, which we refer to as the applicable coupon barrier price. The securities may be redeemed by us prior to maturity for the stated principal amount per security plus the applicable quarterly contingent coupon payment, if any, and the payment at maturity will vary depending on the final share price of the worst performing underlying shares on the final valuation date, as follows:

Scenario 1

On any potential redemption date (beginning approximately three months after the issue date), we exercise our right to call the securities.

■    The securities will be redeemed for (i) the stated principal amount plus (ii) the quarterly contingent coupon payment with respect to the related potential redemption date, if any.

■    Investors will not participate in any appreciation of any of the underlying shares from their applicable initial share prices.

Scenario 2

The securities are not redeemed prior to maturity, and the final share price of the worst performing underlying shares on the final valuation date is greater than or equal to the applicable downside threshold price.

■    You will be repaid the stated principal amount of your securities at maturity plus the quarterly contingent coupon payment due at maturity, if any.

■    Investors will not participate in any appreciation of any of the underlying shares from their applicable initial share prices.

Scenario 3

The securities are not redeemed prior to maturity, and the final share price of the worst performing underlying shares on the final valuation date is less than the applicable downside threshold price.

■    The payment due at maturity will be (i) the stated principal amount plus (ii) (a) the stated principal amount times (b) the share return of the worst performing underlying shares on the final valuation date.

■    Investors will lose a significant portion, and may lose all, of their principal in this scenario.

March 2020	PS-3

Citigroup Global Markets Holdings Inc.

391,000 Contingent Income Callable Securities Due March 23, 2023

Based on the Worst Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate potential payments on the securities. The first diagram illustrates how to determine whether a contingent coupon payment will be paid with respect to a quarterly valuation date. The second diagram illustrates how to determine the payment at maturity if the securities are not redeemed by us prior to maturity.

Diagram #1: Quarterly Contingent Coupon Payments

Diagram #2: Payment at Maturity if No Early Redemption Occurs

For more information about contingent coupon payments and the payment at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page PS-5.

March 2020	PS-4

Citigroup Global Markets Holdings Inc.

391,000 Contingent Income Callable Securities Due March 23, 2023

Based on the Worst Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Hypothetical Examples

The examples below illustrate how to determine whether a contingent coupon will be paid with respect to a quarterly valuation date and how to calculate the payment at maturity on the securities if we do not redeem the securities prior to maturity. You should understand that the term of the securities, and your opportunity to receive the contingent coupon payments on the securities, may be limited to as short as three months if we elect to redeem the securities prior to the maturity date, which is not reflected in the examples below. For ease of analysis, figures in the examples below may have been rounded.

The examples below are based on the following hypothetical values and assumptions in order to illustrate how the securities work and do not reflect the actual initial share prices of any of the underlying shares or their applicable coupon barrier prices and downside threshold prices:

Quarterly contingent coupon payment:	$0.425 (4.25% of the stated principal amount) per security
Hypothetical initial share price:	With respect to the shares of iShares® MSCI EAFE ETF, $100.00 With respect to the shares of iShares® Russell 2000 ETF, $100.00 With respect to the shares of SPDR® S&P 500® ETF Trust, $100.00
Hypothetical coupon barrier price:

With respect to the shares of iShares® MSCI EAFE ETF, $70.00, which is 70% of their hypothetical initial share price

With respect to the shares of iShares® Russell 2000 ETF, $70.00, which is 70% of their hypothetical initial share price

With respect to the shares of SPDR® S&P 500® ETF Trust, $70.00, which is 70% of their hypothetical initial share price

Hypothetical downside threshold price:

With respect to the shares of iShares® MSCI EAFE ETF, $60.00, which is 60% of their hypothetical initial share price

With respect to the shares of iShares® Russell 2000 ETF, $60.00, which is 60% of their hypothetical initial share price

With respect to the shares of SPDR® S&P 500® ETF Trust, $60.00, which is 60% of their hypothetical initial share price

How to determine whether a contingent coupon is payable with respect to a quarterly valuation date:

	Hypothetical closing price of the shares of iShares® MSCI EAFE ETF	Hypothetical closing price of the shares of iShares® Russell 2000 ETF	Hypothetical closing price of the shares of SPDR® S&P 500® ETF Trust	Hypothetical contingent coupon payment per security
Example 1	$150.00 (share return = 50%)	$110.00 (share return = 10%)	$105.00 (share return = 5%)	$0.425
Example 2	$45.00 (share return = -55%)	$120.00 (share return = 20%)	$130.00 (share return = 30%)	$0.00
Example 3	$50.00 (share return = -50%)	$60.00 (share return = -40%)	$10.00 (share return = -90%)	$0.00

Example 1: On the hypothetical valuation date, the shares of SPDR® S&P 500® ETF Trust have the lowest share return and, therefore, are the worst performing underlying shares. In this scenario, the closing price of the worst performing underlying shares is greater than the applicable coupon barrier price and, as a result, investors in the securities would receive the contingent coupon payment of $0.425 per security on the related contingent coupon payment date.

Example 2: On the hypothetical valuation date, the shares of iShares® MSCI EAFE ETF have the lowest share return and, therefore, are the worst performing underlying shares. In this scenario, the closing price of the worst performing underlying shares is less than the applicable coupon barrier price and, as a result, investors in the securities would not receive any payment on the related contingent coupon payment date.

Investors in the securities will not receive a contingent coupon on the contingent coupon payment date following a valuation date if the closing price of the worst performing underlying shares on that valuation date is less than the applicable coupon barrier price. Whether a contingent coupon is paid following a valuation date depends solely on the closing price of the worst performing underlying shares on that valuation date.

Example 3: On the hypothetical valuation date, the shares of SPDR® S&P 500® ETF Trust have the lowest share return and, therefore, are the worst performing underlying shares. In this scenario, the closing price of the worst performing underlying shares is less than the applicable coupon barrier price and, as a result, investors in the securities would not receive any payment on the related contingent coupon payment date.

March 2020	PS-5

Citigroup Global Markets Holdings Inc.

391,000 Contingent Income Callable Securities Due March 23, 2023

Based on the Worst Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

How to determine the payment at maturity on the securities if we do not elect to redeem the securities prior to maturity:

	Hypothetical closing price of the shares of iShares® MSCI EAFE ETF	Hypothetical closing price of the shares of iShares® Russell 2000 ETF	Hypothetical closing price of the shares of SPDR® S&P 500® ETF Trust	Hypothetical payment at maturity per security
Example 4	$110.00 (share return = 10%)	$120.00 (share return = 20%)	$115.00 (share return = 15%)	$10.375
Example 5	$105.00 (share return = 5%)	$40.00 (share return = -60%)	$160.00 (share return = 60%)	$4.00
Example 6	$85.00 (share return = -15%)	$120.00 (share return = 20%)	$20.00 (share return = -80%)	$2.00

Example 4: In this example, the shares of iShares® MSCI EAFE ETF are the worst performing underlying shares on the final valuation date. In this scenario, the final share price of the worst performing underlying shares on the final valuation date is greater than the applicable downside threshold price. Accordingly, at maturity, you would receive the stated principal amount of the securities plus the contingent coupon payment of $0.425 per security, but you would not participate in the appreciation of any of the underlying shares even though all of the underlying shares have appreciated from their respective initial share prices.

Example 5: In this example, the shares of iShares® Russell 2000 ETF are the worst performing underlying shares on the final valuation date. In this scenario, the final share price of the worst performing underlying shares on the final valuation date is less than the applicable downside threshold price. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $10 + ($10 × share return of the iShares® Russell 2000 ETF on the final valuation date)

= $10 + ($10 × -60%)

= $10 + -$6

= $4

In this scenario, you would receive significantly less than the stated principal amount of your securities at maturity. You would incur a loss based on the performance of the worst performing underlying shares on the final valuation date, even though the final share prices of the other underlying shares are greater than their respective downside threshold prices.

Example 6: In this example, the shares of SPDR® S&P 500® ETF Trust are the worst performing underlying shares on the final valuation date and their final share price is less than the applicable downside threshold price. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $10 + ($10 × share return of the shares of SPDR® S&P 500® ETF Trust on the final valuation date)

= $10 + ($10 × -80%)

= $10 + -$8

= $2

In this scenario, because the closing price of the worst performing underlying shares on the final valuation date is less than the applicable downside threshold price, you would lose a significant portion of your investment in the securities, even though the final share prices of the other underlying shares are greater than their respective downside threshold prices.

March 2020	PS-6

Citigroup Global Markets Holdings Inc.

391,000 Contingent Income Callable Securities Due March 23, 2023

Based on the Worst Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities that are guaranteed by Citigroup Inc., including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlying shares. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose a significant portion or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If we do not redeem the securities prior to maturity and the final share price of the worst performing underlying shares on the final valuation date is less than the applicable downside threshold price, you will lose a significant portion or all of your investment, based on a loss of 1% of the stated principal amount of the securities for every 1% by which the final share price of the worst performing underlying shares on the final valuation date is less than the applicable initial share price, regardless of the performance of the other underlying shares. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment. If the final share price of any of the underlying shares is less than the applicable downside threshold price, you will be fully exposed to any depreciation of the worst performing underlying shares from their initial share price to their final share price.

▪	You will not receive any contingent coupon payment for any quarter in which the closing price of the worst performing underlying shares on the related valuation date is less than the applicable coupon barrier price. A contingent coupon payment will be made on a contingent coupon payment date if and only if the closing price of the worst performing underlying shares on the related valuation date is greater than or equal to the applicable coupon barrier price. If the closing price of the worst performing underlying shares on any quarterly valuation date is less than the applicable coupon barrier price, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing price of the worst performing underlying shares is below the applicable coupon barrier price on each valuation date, you will not receive any contingent coupon payments over the term of the securities. If the closing price of any of the underlying shares on any quarterly valuation date is less than the applicable coupon barrier price, you will not receive any contingent coupon payment on the related contingent coupon payment date.

▪	The securities are subject to the risks of all of the underlying shares and will be negatively affected if any one of the underlying shares performs poorly, even if the other underlying shares perform well. You are subject to risks associated with all of the underlying shares. If any one of the underlying shares performs poorly, you will be negatively affected, even if the other underlying shares perform well. The securities are not linked to a basket composed of the underlying shares, where the better performance of one or two could ameliorate the poor performance of the others. Instead, you are subject to the full risks of whichever of the underlying shares are the worst performing underlying shares on each valuation date.

▪	You will not benefit in any way from the performance of the better performing underlying shares. The return on the securities depends solely on the performance of the worst performing underlying shares on each valuation date, and you will not benefit in any way from the performance of the better performing underlying shares. The securities may underperform a similar investment in all of the underlying shares or a similar alternative investment linked to a basket composed of the underlying shares, since in either such case the performance of the better performing underlying shares would be blended with the performance of the worst performing underlying shares, resulting in a better return than the return of the worst performing underlying shares.

▪	You will be subject to risks relating to the relationship among the underlying shares. It is preferable from your perspective for the underlying shares to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying shares will not exhibit this relationship. The less correlated the underlying shares, the more likely it is that at least one of the underlying shares will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying shares to perform poorly; the performance of any underlying shares that are not the worst performing underlying shares is not relevant to your return on the securities. It is impossible to predict what the relationship among the underlying shares will be over the term of the securities.

▪	Higher contingent coupon rates are associated with greater risk. The securities offer contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the pricing date for the securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that the amount you receive at maturity may be significantly less than the stated principal amount of your securities and may be zero.

March 2020	PS-7

Citigroup Global Markets Holdings Inc.

391,000 Contingent Income Callable Securities Due March 23, 2023

Based on the Worst Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

The volatility of and the correlation among the underlying shares are important factors affecting these risks. Greater expected volatility of, and lower expected correlation among, the underlying shares as of the pricing date may result in a higher contingent coupon rate, but would also represent a greater expected likelihood as of the pricing date that (i) the closing price of the worst performing underlying shares on one or more valuation dates will be less than the applicable coupon barrier price, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities and (ii) the closing price of the worst performing underlying shares on the final valuation date will be less than the applicable downside threshold price, such that you will suffer a substantial loss of principal at maturity.

▪	You may not be adequately compensated for assuming the downside risk of the worst performing underlying shares. The potential contingent coupon payments on the securities are the compensation you receive for assuming the downside risk of the worst performing underlying shares, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon is “contingent” and you may not receive a contingent coupon payment on one or more, or any, of the contingent coupon payment dates. Second, the contingent coupon payments are the compensation you receive not only for the downside risk of the worst performing underlying shares on the final valuation date, but also for all of the other risks of the securities, including the risk that the securities may be redeemed by us beginning approximately three months after the issue date, interest rate risk and our and/or Citigroup Inc.’s credit risk. If those other risks increase or are otherwise greater than you currently anticipate, the contingent coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the worst performing underlying shares on the final valuation date.

▪	We may redeem the securities at our option, which will limit your ability to receive the contingent coupon payments. We may redeem the securities on any potential redemption date upon not less than three business days’ notice. In the event that we redeem the securities, you will receive the stated principal amount of your securities and the related contingent coupon payment, if any. Thus, the term of the securities may be limited to as short as approximately three months. If we redeem the securities prior to maturity, you will not receive any additional contingent coupon payments. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk. If we redeem the securities prior to maturity, it is likely to be at a time when the underlying shares are performing in a manner that would otherwise have been favorable to you. By contrast, if the underlying shares are performing unfavorably from your perspective, we are less likely to redeem the securities. If we redeem the securities, we will do so at a time that is advantageous to us and without regard to your interests.

▪	The securities offer downside exposure to the worst performing underlying shares, but no upside exposure to the underlying shares. You will not participate in any appreciation in the price of any of the underlying shares over the term of the securities. Consequently, your return on the securities will be limited to the contingent coupon payments you receive, if any, and may be significantly less than the return on the underlying shares over the term of the securities. In addition, you will not receive any dividends or other distributions or have any other rights with respect to the underlying shares over the term of the securities.

▪	The performance of the securities will depend on the closing prices of the underlying shares solely on the relevant valuation dates, which makes the securities particularly sensitive to the volatility of the underlying shares. Whether the contingent coupon will be paid for any given quarter will depend on the closing prices of the underlying shares solely on the applicable quarterly valuation dates, regardless of the closing prices of the underlying shares on other days during the term of the securities. If the securities are not redeemed by us prior to maturity, what you receive at maturity will depend solely on the closing price of the worst performing underlying shares on the final valuation date, and not on any other day during the term of the securities. Because the performance of the securities depends on the closing prices of the underlying shares on a limited number of dates, the securities will be particularly sensitive to volatility in the closing prices of the underlying shares. You should understand that all of the underlying shares have historically been highly volatile.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the

March 2020	PS-8

Citigroup Global Markets Holdings Inc.

391,000 Contingent Income Callable Securities Due March 23, 2023

Based on the Worst Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

securities that are included in the issue price. These costs include (i) the selling concessions and structuring fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation among the underlying shares, dividend yields on the underlying shares and the securities held by the underlying share issuers and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not the same as the coupon that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the price and volatility of the underlying shares and a number of other factors, including price and volatility of the securities held by the underlying share issuers, the correlation among the underlying shares, dividend yields on the underlying shares and the securities held by the underlying share issuers, interest rates generally, currency exchange rates, the time remaining to maturity and our and/or Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the prices of the underlying shares may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The shares of the iShares® MSCI EAFE ETF are subject to risks associated with non-U.S. markets. Investments linked to the value of non-U.S. stocks involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are generally subject to accounting, auditing and financial reporting

March 2020	PS-9

Citigroup Global Markets Holdings Inc.

391,000 Contingent Income Callable Securities Due March 23, 2023

Based on the Worst Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪	Fluctuations in exchange rates will affect the closing price of the shares of the iShares® MSCI EAFE ETF. Because the iShares® MSCI EAFE ETF includes stocks that trade outside the United States and the closing price of the shares of the iShares® MSCI EAFE ETF is based on the U.S. dollar value of those stocks, the shares of the iShares® MSCI EAFE ETF is subject to currency exchange rate risk with respect to each of the currencies in which such stocks trade. Exchange rate movements may be volatile and may be driven by numerous factors specific to the relevant countries, including the supply of, and the demand for, the applicable currencies, as well as government policy and intervention and macroeconomic factors. Exchange rate movements may also be influenced significantly by speculative trading. In general, if the U.S. dollar strengthens against the currencies in which the stocks included in the iShares® MSCI EAFE ETF trade, the closing price of the shares of the iShares® MSCI EAFE ETF will be adversely affected for that reason alone.

▪	The shares of the iShares® Russell 2000 ETF are subject to risks associated with small capitalization stocks. The stocks that constitute the index underlying the iShares® Russell 2000 ETF are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

▪	Our offering of the securities does not constitute a recommendation of any of the underlying shares. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying shares is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlying shares or the securities held by the underlying share issuers or in instruments related to the underlying shares or such securities and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying shares. These and other activities of our affiliates may affect the prices of the underlying shares in a way that has a negative impact on your interests as a holder of the securities.

▪	The price and performance of any underlying share issuer may not completely track the performance of its underlying index or its net asset value per share. The underlying share issuers do not fully replicate the underlying indices that they seek to track (each, the “ETF underlying index”) and may hold securities different from those included in its ETF underlying index. In addition, the performance of any underlying share issuer reflect additional transaction costs and fees that are not included in the calculation of its ETF underlying index. All of these factors may lead to a lack of correlation between the performance of any underlying share issuer and its ETF underlying index. In addition, corporate actions with respect to the equity securities constituting any underlying share issuer’s ETF underlying index or held by any underlying share issuer (such as mergers and spin-offs) may impact the variance between the performance of any underlying share issuer and its ETF underlying index. Finally, because any of the underlying shares are traded on NYSE Arca, Inc. and are subject to market supply and investor demand, the market value of any underlying share issuer may differ from its net asset value per share.

During periods of market volatility, securities underlying any underlying share issuer may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of any underlying share issuer and the liquidity of any underlying share issuer may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of any underlying share issuer. Further, market volatility may adversely affect, sometimes materially, the price at which market participants are willing to buy and sell any underlying share issuer. As a result, under these circumstances, the market value of any underlying share issuer may vary substantially from its net asset value per share. For all of the foregoing reasons, the performance of any underlying share issuer might not correlate with the performance of its ETF underlying index and/or its net asset value per share, which could materially and adversely affect the value of the securities in the secondary market and/or reduce your return on the securities.

▪	The prices of the underlying shares may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the underlying shares or the securities held by the underlying share issuers and other financial instruments related to the underlying shares and may adjust such positions during the term of the securities. Our affiliates also trade the underlying shares or the securities held by the underlying share issuers and other financial instruments related to the underlying shares or such securities on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the prices of the underlying shares in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

March 2020	PS-10

Citigroup Global Markets Holdings Inc.

391,000 Contingent Income Callable Securities Due March 23, 2023

Based on the Worst Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the underlying share issuers or the issuers of the securities held by the underlying share issuers, including extending loans to, making equity investments in or providing advisory services to those issuers. In the course of this business, we or our affiliates may acquire non-public information about the underlying share issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against that issuer that are available to them without regard to your interests.

▪	Even if any underlying share issuer pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on any of the underlying shares unless the amount of the dividend per underlying share, together with any other dividends paid in the same fiscal quarter, exceeds the dividend paid per underlying share in the most recent fiscal quarter by an amount equal to at least 10% of the closing price of the applicable underlying shares on the date of declaration of the dividend. Any dividend will reduce the closing price of the applicable underlying shares by the amount of the dividend per underlying share. If the applicable underlying share issuer pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities may be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	The securities will not be adjusted for all events that could affect the price of any of the underlying shares. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of any of the underlying shares would not.

▪	The securities may become linked to shares of an issuer other than one of the original underlying share issuers upon the occurrence of a reorganization event or upon the delisting of any of the underlying shares. For example, if any underlying share issuer enters into a merger agreement that provides for holders of the applicable underlying shares to receive stock of another entity, the stock of such other entity will become the applicable underlying shares for all purposes of the securities upon consummation of the merger. Additionally, if the applicable underlying shares are delisted or any underlying share issuer is otherwise terminated, the calculation agent may, in its sole discretion, select shares of another issuer to be the applicable underlying shares. See “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments,” and “—Delisting, Liquidation or Termination of an Underlying ETF” in the accompanying product supplement.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, events with respect to any of the underlying share issuers that may require a dilution adjustment or the delisting of the applicable underlying shares, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	Changes made by the investment adviser to any underlying share issuer or by the sponsor of any ETF underlying index may adversely affect any underlying shares. We are not affiliated with the investment adviser to any underlying share issuer or with the sponsor of any ETF underlying index. Accordingly, we have no control over any changes such investment adviser or sponsor may make to any underlying share issuer or any ETF underlying index. Such changes could be made at any time and could adversely affect the performance of any underlying shares.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Non-U.S. investors should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. investor, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

March 2020	PS-11

Citigroup Global Markets Holdings Inc.

391,000 Contingent Income Callable Securities Due March 23, 2023

Based on the Worst Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Information About the iShares® MSCI EAFE ETF

The iShares® MSCI EAFE ETF is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in certain developed markets, excluding the United States and Canada, as measured by the MSCI EAFE® Index. However, for purposes of the securities, the performance of the iShares® MSCI EAFE ETF will reflect only its price performance, as any dividends paid on the shares of the iShares® MSCI EAFE ETF will not be factored into a determination of the closing price of the iShares® MSCI EAFE ETF. The MSCI EAFE® Index was developed by MSCI Inc. as an equity benchmark for international stock performance, and is designed to measure equity market performance in certain developed markets, excluding the United States and Canada.

The iShares® MSCI EAFE ETF is an investment portfolio managed by iShares® Trust. BlackRock Fund Advisors is the investment adviser to the iShares® MSCI EAFE ETF. iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE ETF. Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The shares of the iShares® MSCI EAFE ETF trade on the NYSE Arca, Inc. under the ticker symbol “EFA.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—The iShares® ETFs—iShares® MSCI EAFE ETF” in the accompanying underlying supplement for important disclosures regarding the iShares® MSCI EAFE ETF, including certain risks that are associated with an investment linked to the iShares® MSCI EAFE ETF.

This pricing supplement relates only to the securities offered hereby and does not relate to the iShares® MSCI EAFE ETF or other securities of the underlying share issuer. We have derived all disclosures contained in this pricing supplement regarding the iShares® MSCI EAFE ETF and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer or the iShares® MSCI EAFE ETF.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the iShares® MSCI EAFE ETF.

March 2020	PS-12

Citigroup Global Markets Holdings Inc.

391,000 Contingent Income Callable Securities Due March 23, 2023

Based on the Worst Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Historical Information

The graph below shows the closing prices of the iShares® MSCI EAFE ETF for each day such price was available from January 4, 2010 to March 20, 2020. The table that follows shows the high and low closing prices of, and dividends paid on, the iShares® MSCI EAFE ETF for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the iShares® MSCI EAFE ETF as an indication of future performance.

iShares® MSCI EAFE ETF – Historical Closing Prices January 4, 2010 to March 20, 2020

* The red line indicates the downside threshold price with respect to the iShares® MSCI EAFE ETF of $28.230, equal to 60.00% of the applicable closing price on March 20, 2020.

iShares® MSCI EAFE ETF	High	Low	Dividends
2010
First Quarter	$57.96	$50.45	$0.00000
Second Quarter	$58.03	$46.29	$0.85863
Third Quarter	$55.42	$47.09	$0.00000
Fourth Quarter	$59.46	$54.25	$0.53819
2011
First Quarter	$61.91	$55.31	$0.00000
Second Quarter	$63.87	$57.10	$1.14099
Third Quarter	$60.80	$46.66	$0.00000
Fourth Quarter	$55.57	$46.45	$0.56923
2012
First Quarter	$55.80	$49.15	$0.00000
Second Quarter	$55.51	$46.55	$1.14909
Third Quarter	$55.15	$47.62	$0.00000
Fourth Quarter	$56.88	$51.96	$0.60952
2013
First Quarter	$59.89	$56.90	$0.00000
Second Quarter	$63.53	$57.03	$0.00000
Third Quarter	$65.05	$57.55	$1.15150
Fourth Quarter	$67.06	$62.71	$0.55171
2014
First Quarter	$68.03	$62.31	$0.00000

March 2020	PS-13

Citigroup Global Markets Holdings Inc.

391,000 Contingent Income Callable Securities Due March 23, 2023

Based on the Worst Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Second Quarter	$70.67	$66.26	$0.00000
Third Quarter	$69.25	$64.12	$1.67620
Fourth Quarter	$64.51	$59.53	$0.58518
2015
First Quarter	$65.99	$58.48	$0.00000
Second Quarter	$68.42	$63.49	$0.00000
Third Quarter	$65.46	$56.25	$1.11129
Fourth Quarter	$62.06	$57.50	$0.50836
2016
First Quarter	$57.80	$51.38	$0.00000
Second Quarter	$59.87	$52.64	$1.17482
Third Quarter	$59.86	$54.44	$0.00000
Fourth Quarter	$59.20	$56.20	$0.59617
2017
First Quarter	$62.60	$58.09	$0.00000
Second Quarter	$67.22	$61.44	$1.06173
Third Quarter	$68.48	$64.83	$0.00000
Fourth Quarter	$70.80	$68.42	$0.74257
2018
First Quarter	$75.25	$67.94	$0.00000
Second Quarter	$71.90	$66.35	$1.35355
Third Quarter	$68.98	$65.43	$0.00000
Fourth Quarter	$68.07	$56.89	$0.63799
2019
First Quarter	$65.61	$58.13	$0.00000
Second Quarter	$66.99	$63.40	$1.37612
Third Quarter	$66.68	$61.30	$0.00000
Fourth Quarter	$69.66	$63.25	$0.77580
2020
First Quarter (through March 20, 2020)	$70.38	$46.91	$0.00000

The closing price of the shares of iShares® MSCI EAFE ETF on March 20, 2020 was $47.05.

We make no representation as to the amount of dividends, if any, that may be paid on the shares of iShares® MSCI EAFE ETF in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of iShares® MSCI EAFE ETF.

March 2020	PS-14

Citigroup Global Markets Holdings Inc.

391,000 Contingent Income Callable Securities Due March 23, 2023

Based on the Worst Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Information About the iShares® Russell 2000 ETF

The iShares® Russell 2000 ETF is an exchange-traded fund that seeks to provide investment results, before expenses, that generally correspond to the performance of the Russell 2000® Index. The iShares® Russell 2000 ETF is an investment portfolio managed by iShares®, Inc. BlackRock Fund Advisors is the investment advisor to the iShares® Russell 2000 ETF. iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the iShares® Russell 2000 ETF. Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The shares of the iShares® Russell 2000 ETF trade on the NYSE Arca, Inc. under the ticker symbol “IWM.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—The iShares® ETFs—The iShares® Russell 2000 ETF” in the accompanying underlying supplement for important disclosures regarding the iShares® Russell 2000 ETF, including certain risks that are associated with an investment linked to the iShares® Russell 2000 ETF.

This pricing supplement relates only to the securities offered hereby and does not relate to the iShares® Russell 2000 ETF or other securities of the underlying share issuer. We have derived all disclosures contained in this pricing supplement regarding the iShares® Russell 2000 ETF and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer or the iShares® Russell 2000 ETF.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the iShares® Russell 2000 ETF.

Historical Information

The graph below shows the closing prices of the iShares® Russell 2000 ETF for each day such price was available from January 4, 2010 to March 20, 2020. The table that follows shows the high and low closing prices of, and dividends paid on, the iShares® Russell 2000 ETF for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the iShares® Russell 2000 ETF as an indication of future performance.

iShares® Russell 2000 ETF – Historical Closing Prices January 4, 2010 to March 20, 2020

* The red line indicates the downside threshold price with respect to the iShares® Russell 2000 ETF of $60.840, equal to 60.00% of the applicable closing price on March 20, 2020.

March 2020	PS-15

Citigroup Global Markets Holdings Inc.

391,000 Contingent Income Callable Securities Due March 23, 2023

Based on the Worst Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

iShares® Russell 2000 ETF	High	Low	Dividends
2010
First Quarter	$69.25	$58.68	$0.17181
Second Quarter	$74.14	$61.08	$0.00000
Third Quarter	$67.67	$59.04	$0.36471
Fourth Quarter	$79.22	$66.94	$0.35700
2011
First Quarter	$84.17	$77.18	$0.16893
Second Quarter	$86.37	$77.77	$0.00000
Third Quarter	$85.65	$64.25	$0.50167
Fourth Quarter	$76.45	$60.97	$0.35955
2012
First Quarter	$84.41	$74.56	$0.25135
Second Quarter	$83.79	$73.64	$0.00000
Third Quarter	$86.40	$76.68	$0.70880
Fourth Quarter	$84.69	$76.88	$0.72661
2013
First Quarter	$94.80	$86.65	$0.00000
Second Quarter	$99.51	$89.58	$0.26400
Third Quarter	$107.10	$98.08	$0.71354
Fourth Quarter	$115.31	$103.67	$0.43673
2014
First Quarter	$119.83	$108.64	$0.30209
Second Quarter	$118.81	$108.88	$0.00000
Third Quarter	$120.02	$109.35	$0.76389
Fourth Quarter	$121.08	$104.30	$0.44501
2015
First Quarter	$126.03	$114.69	$0.38318
Second Quarter	$129.01	$120.85	$0.00000
Third Quarter	$126.31	$107.53	$0.52917
Fourth Quarter	$119.85	$109.01	$0.82006
2016
First Quarter	$110.62	$94.80	$0.32664
Second Quarter	$118.43	$108.69	$0.00000
Third Quarter	$125.70	$113.69	$0.96480
Fourth Quarter	$138.31	$115.00	$0.56296
2017
First Quarter	$140.36	$133.75	$0.38677
Second Quarter	$142.10	$133.72	$0.00000
Third Quarter	$148.18	$134.83	$0.95762
Fourth Quarter	$154.30	$145.63	$0.57930
2018
First Quarter	$159.96	$145.44	$0.36237
Second Quarter	$169.97	$148.13	$0.00000
Third Quarter	$173.02	$164.20	$0.59516
Fourth Quarter	$166.33	$125.88	$0.91970
2019
First Quarter	$158.24	$132.25	$0.41206
Second Quarter	$160.71	$145.86	$0.53299
Third Quarter	$157.90	$144.85	$0.54371
Fourth Quarter	$166.68	$146.46	$0.59734
2020
First Quarter (through March 20, 2020)	$169.53	$99.97	$0.00000

The closing price of the shares of iShares® Russell 2000 ETF on March 20, 2020 was $101.40.

We make no representation as to the amount of dividends, if any, that may be paid on the shares of iShares® Russell 2000 ETF in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of iShares® Russell 2000 ETF.

March 2020	PS-16

Citigroup Global Markets Holdings Inc.

391,000 Contingent Income Callable Securities Due March 23, 2023

Based on the Worst Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Information About the SPDR® S&P 500® ETF Trust

The SPDR® S&P 500® ETF Trust is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of the S&P 500® Index. The S&P 500® Index consists of the common stocks of 500 issuers selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. The SPDR® S&P 500® ETF Trust is managed by State Street Bank and Trust Company (“SSBTC”), as trustee of the SPDR® S&P 500® ETF Trust and PDR Services LLC (“PDRS”), as sponsor of the SPDR® S&P 500® ETF Trust. Information provided to or filed with the SEC by SPDR® S&P 500® ETF Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-46080 and 811-06125, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The shares of the SPDR® S&P 500® ETF Trust trade on the NYSE Arca, Inc. under the ticker symbol “SPY.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—The SPDR® S&P 500® ETF Trust” in the accompanying underlying supplement for important disclosures regarding the SPDR® S&P 500® ETF Trust, including certain risks that are associated with an investment linked to the SPDR® S&P 500® ETF Trust.

This pricing supplement relates only to the securities offered hereby and does not relate to the SPDR® S&P 500® ETF Trust or other securities of the underlying share issuer. We have derived all disclosures contained in this pricing supplement regarding the SPDR® S&P 500® ETF Trust and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer or the SPDR® S&P 500® ETF Trust.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the SPDR® S&P 500® ETF Trust.

Historical Information

The graph below shows the closing prices of the SPDR® S&P 500® ETF Trust for each day such price was available from January 4, 2010 to March 20, 2020. The table that follows shows the high and low closing prices of, and dividends paid on, the SPDR® S&P 500® ETF Trust for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the SPDR® S&P 500® ETF Trust as an indication of future performance.

SPDR® S&P 500® ETF Trust – Historical Closing Prices January 4, 2010 to March 20, 2020

* The red line indicates the hypothetical downside threshold price with respect to the SPDR® S&P 500® ETF Trust of $137.280, equal to 60.00% of the applicable closing price on March 20, 2020.

March 2020	PS-17

Citigroup Global Markets Holdings Inc.

391,000 Contingent Income Callable Securities Due March 23, 2023

Based on the Worst Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

SPDR® S&P 500® ETF Trust	High	Low	Dividends
2010
First Quarter	$117.40	$105.87	$0.59019
Second Quarter	$121.79	$103.22	$0.48038
Third Quarter	$114.79	$102.20	$0.53128
Fourth Quarter	$125.92	$113.75	$0.60213
2011
First Quarter	$134.57	$126.21	$0.65276
Second Quarter	$136.54	$126.81	$0.55332
Third Quarter	$135.46	$112.26	$0.62762
Fourth Quarter	$128.68	$109.93	$0.62495
2012
First Quarter	$141.61	$127.49	$0.77013
Second Quarter	$141.79	$128.10	$0.61389
Third Quarter	$147.24	$133.51	$0.68826
Fourth Quarter	$146.27	$135.70	$0.77945
2013
First Quarter	$156.73	$145.53	$1.02183
Second Quarter	$167.11	$154.14	$0.69372
Third Quarter	$173.14	$161.16	$0.83912
Fourth Quarter	$184.67	$165.48	$0.83795
2014
First Quarter	$188.26	$174.15	$0.98025
Second Quarter	$196.48	$181.48	$0.82461
Third Quarter	$201.82	$190.99	$0.93669
Fourth Quarter	$208.72	$186.27	$0.93919
2015
First Quarter	$211.99	$198.97	$1.13492
Second Quarter	$213.50	$205.42	$0.93081
Third Quarter	$212.59	$187.27	$1.03007
Fourth Quarter	$211.00	$192.13	$1.03343
2016
First Quarter	$206.10	$183.03	$1.21155
Second Quarter	$212.39	$199.53	$1.04960
Third Quarter	$219.09	$208.39	$1.07844
Fourth Quarter	$227.76	$208.55	$1.08207
2017
First Quarter	$239.78	$225.24	$1.32893
Second Quarter	$244.66	$232.51	$1.03312
Third Quarter	$251.23	$240.55	$1.18311
Fourth Quarter	$268.20	$252.32	$1.23457
2018
First Quarter	$286.58	$257.63	$1.35133
Second Quarter	$278.92	$257.47	$1.09678
Third Quarter	$293.58	$270.90	$1.24557
Fourth Quarter	$291.73	$234.34	$1.32261
2019
First Quarter	$284.73	$244.21	$1.43543
Second Quarter	$295.86	$274.57	$1.23312
Third Quarter	$302.01	$283.82	$1.43164
Fourth Quarter	$322.94	$288.06	$1.38362
2020
First Quarter (through March 20, 2020)	$338.34	$228.80	$1.56999

The closing price of the shares of SPDR® S&P 500® ETF Trust on December 9, 2019 was $228.80.

On March 19, 2020, SPDR® S&P 500® ETF Trust declared a cash dividend of $1.40556 per share payable on April 30, 2020. We make no representation as to the amount of dividends, if any, that may be paid on the shares of SPDR® S&P 500® ETF Trust in the future. In any

March 2020	PS-18

Citigroup Global Markets Holdings Inc.

391,000 Contingent Income Callable Securities Due March 23, 2023

Based on the Worst Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of SPDR® S&P 500® ETF Trust.

March 2020	PS-19

Citigroup Global Markets Holdings Inc.

391,000 Contingent Income Callable Securities Due March 23, 2023

Based on the Worst Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with associated coupon payments that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Withholding Tax on Non-U.S. Holders. Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to Non-U.S. Holders (as defined in the accompanying product supplement), generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2023 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

We will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

March 2020	PS-20

Citigroup Global Markets Holdings Inc.

391,000 Contingent Income Callable Securities Due March 23, 2023

Based on the Worst Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of up to $0.20 for each $10.00 security sold in this offering. The actual underwriting fee will be equal to the selling concession provided to selected dealers, as described in this paragraph. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI, including Morgan Stanley Wealth Management, and their financial advisors collectively a variable selling concession of up to $0.15 for each $10.00 security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of up to $0.05 for each security they sell. For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are redeemed prior to maturity.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

Secondary market sales of securities typically settle two business days after the date on which the parties agree to the sale. Because the issue date for the securities is more than two business days after the pricing date, investors who wish to sell the securities at any time prior to the second business day preceding the issue date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement. Investors should consult their own investment advisors in this regard.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We have hedged our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this hedging activity even if the value of the securities declines. This hedging activity could affect the closing prices of any of the underlying shares and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Certain Selling Restrictions

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area.  For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Directive 2003/71/EC; and

March 2020	PS-21

Citigroup Global Markets Holdings Inc.

391,000 Contingent Income Callable Securities Due March 23, 2023

Based on the Worst Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Scott L. Flood, General Counsel and Secretary of Citigroup Global Markets Holdings Inc., and Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated May 17, 2018, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on May 17, 2018, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Scott L. Flood, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Scott L. Flood, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

© 2020 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

March 2020	PS-22